EXHIBIT 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

      If you are in any doubt as to the action to be taken, you should seek financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of shares (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

NOTICE OF GUARANTEED DELIVERY

for
Tender of Shares of Common Stock
of
ROGUE WAVE SOFTWARE, INC.
to
CHESS ACQUISITION CORPORATION,
a wholly owned subsidiary of
QUOVADX, INC.
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 10, 2003, UNLESS THE OFFER IS EXTENDED.

       As set forth under “The Offer — Guaranteed Delivery” in the Prospectus, dated November 12, 2003 (as may from time to time be amended, supplemented or finalized, the “Prospectus”), this form (or a copy hereof) must be used to accept the Offer (as defined below) if (i) certificates (the “Certificates”) representing shares of common stock, $0.001 par value per share (the “Shares”), of Rogue Wave Software, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if the procedures for Book-Entry Transfer cannot be completed on a timely basis or (iii) time will not permit the Certificates and all other required documents to reach Mellon Investor Services (the “Exchange Agent”) prior to 12:00 midnight, New York City time, Wednesday, December 10, 2003 (the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmittal by facsimile transmission to the Exchange Agent and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Transmittal) in the form set forth herein. See the guaranteed delivery procedures described in the Prospectus under “The Offer — Guaranteed Delivery”.

The Exchange Agent for the Offer is:

Mellon Investor Services

By Hand: Mellon Investor Services Reorganization Department 120 Broadway 13th Floor New York, NY 10271	By Overnight Delivery: Mellon Investor Services 85 Challenger Road 2nd Floor Mail Stop-Reorg Ridgefield Park, NJ 07660

By Mail: Mellon Investor Services Attn: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	By Facsimile Transmission: (For Eligible Institutions Only) (201) 296-4293

Confirm Facsimile Transmission:

By Telephone Only:

(201) 296-4860

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      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tenders to Chess Acquisition Corporation, a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Quovadx, Inc. (“Quovadx”), a Delaware corporation, upon the terms and subject to the conditions set forth in Quovadx’s Prospectus dated November 12, 2003 (as may from time to time be amended, supplemented or finalized, the “Prospectus”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, and the Prospectus, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, $0.001 par value per share (the “Shares”), of Rogue Wave Software, Inc., a Delaware corporation (the “Company”), pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Signature(s)

Name(s) of Record Holder(s)

Please Print or Type

Number of Shares

Certificate No.(s) (If Available)

Dated ______________________________ ,

Address(es)

Zip Code

Area Code and Tel. No.(s)

Taxpayer Identification or Social Security Number

Check box if Shares will be tendered by Book-Entry Transfer:     ☐

Account Number

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(Not to Be Used for Signature Guarantee)

      The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Exchange Agent’s account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus), and any other required documents, within three trading days (as defined in the Prospectus) after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

Authorized Signature

Name

Please Print or Type

Title

Date ______________________________ ,

NOTE:	DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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